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Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-53327, No. 33-60069, No. 333-86363, and No. 333-124683) and Form S-8 (No. 33-51817, No. 33-61703, No. 333-32185, No. 333-34004, No. 333-44358, No. 333-82573, No. 333-106585, No. 333-106527, No. 333-105228, No. 333-105224, No. 333-85599, No. 333-118042, No. 333-114330, No. 333-129494, No. 333-129495, and No. 333-129496) of E. I. du Pont de Nemours and Company of our report dated February 24, 2006, relating to the consolidated financial statements, management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
February 28, 2006

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  Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM